UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

Criteo S.A.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

Set forth below is the English version of the convening notice for the combined ordinary and extraordinary shareholders’ meeting (the “Annual General Meeting”) of Criteo S.A. (the “Company”) that is being sent to holders of ordinary shares of the Company (“Ordinary Shares”) in accordance with French law. The convening notice reflects that, for holders of Ordinary Shares who wish to vote by mail or give a proxy, the deadline for requesting a voting or proxy form from BNP Paribas Securities is May 10, 2019. Please note that this deadline differs from what was previously disclosed in the Company’s Definitive Proxy Statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 11, 2019, which stated that the deadline for requesting a voting or proxy form was May 12, 2019.  The Proxy Statement is hereby amended to reflect the deadline as stated above. Other than this change, there are no other revisions to the information contained in the Proxy Statement.

Paris, April 30, 2019

Dear Shareholder,

We are pleased to hereby inform you that you are convened to the CRITEO S.A. (the “Company”) combined ordinary and extraordinary shareholders’ meeting to be held on May 16, 2019 at 10 a.m., Paris time (the “Combined Shareholders Meeting”), at the Company’s registered office, in order to deliberate on the agenda detailed in the enclosed document.
Any holder of ordinary shares, regardless of the number of shares he or she holds, can participate in the Combined Shareholders Meeting.
Your right to participate at the Combined Shareholders Meeting must be evidenced by the registration, on or before May 14, 2019, at 12 a.m., Paris time, of ordinary shares in your name or in the name of the intermediary registered on your behalf, in the Company’s shareholders accounts held for it by its agent, BNP Paribas Securities Services.
You have several ways to participate in the Combined Shareholders Meeting:

–	attending in person,

–	voting by mail, or

–	being represented by proxy.

To attend the Combined Shareholders Meeting in person, you can (i) request an admission card from BNP Paribas Securities Services by regular mail or (ii) present yourself on the meeting day directly at the desk specially provided for this purpose with a document showing your identity.
If you are not able to attend the Combined Shareholders Meeting in person, you can (i) vote by mail or (ii) give a proxy to the Chairman of the Combined Shareholders Meeting or to your spouse or to the partner with whom you have entered into a civil union (Pacs) or to another holder of ordinary shares to participate on your behalf.
If you would like to vote by mail or give a proxy, you can request a voting or proxy form and return it to BNP Paribas Securities Services at the address provided below. All requests for voting or proxy forms must be received by BNP Paribas Securities Services (Services Assemblées Générales) at the address mentioned below at least six days before the date of the Combined Shareholders Meeting, i.e., on May 10, 2019 at the latest.
Further, if you choose to vote by mail, please note that to be taken into account, the voting forms must be received by BNP Paribas Securities Services (Services Assemblées Générales) by May 12, 2019 at the latest.
However, please note that any shareholder who has already voted, sent a proxy or requested an admission card cannot choose any other form of participation.
Any request and/or correspondence relating to the Combined Shareholders Meeting, including proxy forms must be sent to:
BNP Paribas Securities Services
Les Grands Moulins de Pantin
Services Assemblées Générales
9 rue du Débarcadère
93761 Pantin Cedex - France
Tél. : + 33.1.57.43.02.30

Criteo - 32 rue Blanche, 75009 Paris, France - Tél +33 (0)1 .40.40.22.90
SA au capital de 1.648.944,85 € - RCS Paris 484 786 249 00066 – APE 6202A

All the documents that, according to law, must be communicated or made available in advance of the Combined Shareholders Meeting will be made available to the shareholders at the Company’s registered office, within the legal time period.
Note that you can also find all information regarding the Combined Shareholders Meeting online on the Company’s Investor Relations website: http://criteo.investorroom.com/annuals.

Yours sincerely,
________________________
For the Board of Directors
Jean-Baptiste Rudelle
Chairman of the Board and CEO

Encl.: agenda of the Combined Shareholders Meeting

COMBINED SHAREHOLDERS MEETING OF MAY 16, 2019

Agenda for the Ordinary Shareholders’ Meeting

1.    Renewal of the term of office of Mr. Hubert de Pesquidoux as Director
2.    Renewal of the term of office of Ms. Nathalie Balla as Director
3.    Renewal of the term of office of Ms. Rachel Picard as Director
4.    Ratification of the temporary appointment by the Board of Directors of Ms. Marie Lalleman as Director
5.    Non-binding advisory vote to approve the compensation for the named executive officers of the Company
6.    Approval of the statutory financial statements for the fiscal year ended December 31, 2018
7.    Approval of the consolidated financial statements for the fiscal year ended December 31, 2018
8.    Discharge (quitus) of the members of the Board of Directors and the Statutory Auditors for the performance of their duties for the fiscal year ended December 31, 2018
9.    Approval of the allocation of profits for the fiscal year ended December 31, 2018
10.    Ratification of an indemnification agreement entered into with Mr. Jean-Baptiste Rudelle (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code)
11.    Approval of an indemnification agreement entered into with Mr. Benoit Fouilland (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code)
12.    Ratification of an indemnification agreement entered into with Mr. Hubert de Pesquidoux (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code)
13.    Ratification of an indemnification agreement entered into with Mr. James Warner (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code)
14.    Ratification of an indemnification agreement entered into with Ms. Sharon Fox Spielman (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code)
15.    Ratification of an indemnification agreement entered into with Mr. Edmond Mesrobian (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code)
16.    Ratification of an indemnification agreement entered into with Ms. Nathalie Balla (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code)
17.    Ratification of an indemnification agreement entered into with Ms. Rachel Picard (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code
18.    Delegation of authority to the Board of Directors to execute a buyback of Company stock in accordance with Article L. 225-209-2 of the French Commercial Code
Agenda for the Extraordinary Shareholders’ Meeting

19.    Delegation of authority to the Board of Directors to reduce the Company’s share capital by cancelling shares as part of the authorization to the Board of Directors allowing the Company to buy back its own shares in accordance with the provisions of Article L. 225-209-2 of the French Commercial Code
20.    Determination of the maximum number of the members of the Board of Directors and subsequent amendment of article 11.1 of the Company’s By-laws
21.    Delegation of authority to the Board of Directors to issue and grant warrants (bons de souscription d’actions) for the benefit of a category of persons meeting predetermined criteria, without shareholders’ preferential subscription rights
22.    Approval of the maximum number of shares that may be issued or acquired pursuant to resolution 15 (authorization to grant options to purchase or to subscribe shares), resolution 16 (authorization to grant time-based free shares/restricted stock units to employees of the Company and of its subsidiaries) and resolution 17 (authorization to grant performance-based free shares/restricted stock units to executives and certain employees of the Company and its subsidiaries) adopted by the Shareholders’ Meeting held on June 28, 2017 and pursuant to the item 21 above
23.    Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights
24.    Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares or any securities giving access to the Company’s share capital in the context of a private placement, without shareholders’ preferential subscription rights
25.    Delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase pursuant to items 23 and 24 above, without shareholders’ preferential subscription rights
26.    Delegation of authority to the Board of Directors to increase the Company’s share capital through incorporation of premiums, reserves, profits or any other amounts that may be capitalized
27.    Delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities giving access to the Company’s share capital for the benefit of members of a Company savings plan (plan d'épargne d’entreprise)

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